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                                                                      EXHIBIT 12

                                 NABISCO, INC.

      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY IN THE
           COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                                                                       SIX MONTHS
                                                                                                          ENDED
                                                                                                      JUNE 30, 1998
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Earnings before fixed charges:
  Net (loss).......................................................................................     $    (145)
  Provision (benefit) for income taxes.............................................................           (53)
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  Income (loss) before income taxes................................................................          (198)
  Interest and debt expense........................................................................           158
  Interest portion of rental expense...............................................................            14
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Earnings (loss) before fixed charges...............................................................     $     (26)
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Fixed charges:
  Interest and debt expense........................................................................     $     158
  Interest portion of rental expense...............................................................            14
  Capitalized interest.............................................................................             2
                                                                                                            -----
    Total fixed charges............................................................................     $     174
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Deficiency in the coverage of fixed charges by earnings before fixed charges.......................     $    (200)
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